Exhibit 10.9
GUARANTY

GUARANTY (this “Guaranty”), dated as of August ____, 2012, is by SONTRA MEDICAL, INC., a Delaware corporation (the Guarantor”), with an address c/o Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103, in favor of Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, New York 10019 (the “Lender”).

WHEREAS, the Guarantor is a wholly owned subsidiary of ECHO THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), and is directly and materially interested in the financial success of the Borrower;

WHEREAS, in accordance with the Loan Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”) by and between the Borrower and the Lender, the Promissory Note,  dated on or about the date hereof (as amended, restated, supplemented or otherwise modified, the “Note”), executed by the Borrower, and certain related documents and instruments among the Borrower, the Guarantor and the Lender (such documents and instruments, including the “Loan Documents” defined in the Loan Agreement, collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Loan Documents”), the Lender may extend credit to the Borrower (the “Loan”);

WHEREAS, the Lender’s willingness to extend the Loan is conditioned upon the Guarantor executing and delivering this Guaranty; and

WHEREAS, the Loan will be beneficial to the Guarantor inasmuch as the proceeds of the Loan to the Borrower will benefit the Guarantor.

NOW, THEREFORE, in order to induce the Lender to make the Loan to the Borrower pursuant to the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

Section 1 - Guaranty of Payment and Performance

The Guarantor hereby guarantees to the Lender the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise), including without limitation all obligations under the Loan Documents and all costs and expenses incurred by the Lender in connection with enforcement of this Guaranty (all of the foregoing, collectively, the “Obligations”).  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining their payment.  Should the Borrower default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Lender, upon written notice to the Guarantor by the Lender.  Payments by the Guarantor hereunder may be required by the Lender on any number of occasions.

Section 2 - Unlimited Guaranty; Covenants

The liability of the Guarantor hereunder shall be unlimited to the extent of the Obligations and the other obligations of the Guarantor hereunder (including, without limitation, under Section 1 above).  The Guarantor covenants and agrees to take no action that would constitute an Event of Default and/or a Pending Default under and as defined in the Loan Agreement.

Section 3 - Waivers by Guarantor; Lender’s Freedom to Act

The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available to Borrower by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation (provided that the obligations of the Guarantor hereunder shall be appropriately modified to reflect any amendment or modification of the Obligations); (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Lender may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Lender might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of any other Guarantor, all of which may be done without notice to the Guarantor.

Section 4 - Unenforceability of Obligations Against Borrower

If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor upon written notice from the Lender.

Section 5 - Subrogation; Subordination

Until the payment and performance in full of all Obligations: (a) the Guarantor shall not exercise any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and the Guarantor shall not prove any claim in competition with the Lender or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (b) the Guarantor shall not claim any set-off or counterclaim against the Borrower in respect of any liability of the Borrower to the Guarantor; and (c) the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Lender or any affiliate of the Lender.  During the continuance of an Event of Default, all payments of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor shall be subordinated to the prior payment in full of the Obligations.  The Guarantor agrees that during the continuance of an Event of Default, it will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until the Obligations shall have been paid in full or until the applicable Event of Default has been satisfied or cured in the Lender's reasonable judgment. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness in violation of the foregoing sentence, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations without affecting in any manner (other than by reducing the outstanding amount of the Obligations) the liability of the Guarantor under the other provisions of this Guaranty.

Section 6 - Further Assurances

The Guarantor agrees to do all such things and execute all such documents as are reasonably necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder.

Section 7 - Termination; Reinstatement

This Guaranty shall remain in full force and effect until the earlier of: (i) the date on which (a) the Obligations are paid in full (other than contingent indemnity obligations) and are not subject to any recapture or preference in bankruptcy or similar proceedings, and (b) the Lender has no further commitment to extent credit to the Borrower; or (ii) the date on which Lender receives written notice of the Guarantor’s intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations.  No such notice under (ii) above shall be effective unless received by an officer of the Lender.  No notice under (ii) above shall affect any rights of the Lender or of any affiliate of the Lender hereunder with respect to any Obligations incurred prior to such notice.  This Guaranty shall continue to be effective or be reinstated, notwithstanding any notice of termination, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

Section 8 - Successors and Assigns

This Guaranty shall be jointly and severally binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors, permitted transferees and permitted assigns.  Without limiting the generality of the foregoing sentence, subject to the terms and conditions of Section 9.3 of the Loan Agreement, the Lender may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein.

Section 9 - Amendments and Waivers

No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Lender and the Guarantor.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 10 – Notices

All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of facsimile or other electronic notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth above, and if to the Lender, at the address set forth above, or at such address as either party may designate in writing.

Section 11 - Governing Law; Consent to Jurisdiction

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflicts of laws provisions.  The Guarantor (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Guaranty, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section 11 shall affect or limit any right to serve process in any other manner permitted by law.  The Guarantor and the Lender, by its acceptance of this Guaranty, hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Guaranty shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 12 - WAIVER OF JURY TRIAL

THE GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE LENDER, HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF: (A) THIS GUARANTY, ANY LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION WITH THE OBLIGATIONS; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE GUARANTOR AND THE LENDER.

Section 13 - Certain References; Defined Terms

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons, entity or entities may require.  The terms “herein”, “hereof” or “hereunder” or similar terms used in this Guaranty refer to this entire Guaranty and not only to the particular provision in which the term is used. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Loan Agreement.

Section 14 – Miscellaneous

This Guaranty, together with the Loan Documents to which the Guarantor is party, constitutes the entire agreement of the Guarantor with respect to the matters set forth herein.  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Section headings are for the ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural, masculine, feminine and generic forms of the terms defined.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor hereto has caused this Guaranty to be executed as of the date first written above.

SONTRA MEDICAL, INC.
By: /s/ Patrick Mooney Name: Patrick T. Mooney Title: Duly Authorized Agent